Exhibit 99.2

Agile Therapeutics Announces Pricing of $45 Million Underwritten Public Offering of Common Stock

PRINCETON, N.J., February 21, 2020 – Agile Therapeutics, Inc. (Nasdaq: AGRX), a women’s healthcare company, today announced the pricing of its underwritten public offering of 15 million shares of its common stock at a public offering price of $3.00 per share. The gross proceeds from the offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by Agile Therapeutics, are expected to be approximately $45 million. In addition, Agile Therapeutics has granted the underwriters a 30-day option to purchase up to 2.25 million additional shares of common stock at the public offering price, less the underwriting discounts and commissions. All shares in the offering will be sold by Agile Therapeutics.

The joint book-running managers for the offering are RBC Capital Markets, William Blair and Oppenheimer & Co. In addition, H.C. Wainwright & Co., Maxim Group LLC, and Janney Montgomery Scott are acting as co-managers.

The offering is expected to close on or about February 25, 2020, subject to customary closing conditions.

The shares of common stock described above are being offered by Agile Therapeutics pursuant to its shelf registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission. The offering is being made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained from RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, NY 10281, by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com; William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606; Telephone: (800) 621-0687 or by email at prospectus@williamblair.com; and Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8055 or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agile Therapeutics, Inc.

Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol) transdermal system is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website.

Follow Agile on Linked In and Twitter: @AgileTher.

Forward-Looking Statement

Certain information contained in this press release includes "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to our public offering and potential market opportunity for our product candidates. We may, in some cases, use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," “might," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and such other factors. For a more detailed description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our prospectus supplement filed with the Securities and Exchange Commission (SEC) on February 20, 2020 under the heading “Risk Factors” and those documents incorporated by reference therein, which includes our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source: Agile Therapeutics

Contact: Investor Relations

609-683-1880